Exhibit 99.1

Beacon Roofing Supply Reports Second Quarter 2019 Results

•	Record second quarter net sales of $1.43 billion
•	Existing market daily sales growth of 1.2% year-over-year
•	Second quarter net income (loss) of $(68.1) million vs. $(66.7) million in the prior year; Adjusted Net Income (Loss) of $(30.9) million vs. $(23.5) million in the prior year
•	Second quarter EPS of $(1.08) vs. $(1.07) in the prior year; Adjusted EPS of $(0.45) vs. $(0.35) in the prior year
•	Opened four greenfield locations in the second quarter (five total in fiscal 2019 to-date)

HERNDON, VA.—(BUSINESS WIRE)—May 7, 2019—Beacon Roofing Supply, Inc. (Nasdaq:BECN) (“Beacon” or the “Company”) announced results today for its second quarter and six-month period ended March 31, 2019 (“2019”).

Paul Isabella, the Company's President and Chief Executive Officer, stated: “We produced positive organic sales growth, highlighted by a daily sales increase of nearly 5% in residential roofing, despite the harsh weather adversely impacting quarterly demand (as noted in our March 25 press release). In an effort to help mitigate the challenging weather patterns, we were able to implement more aggressive late-quarter cost controls to match the unusually soft seasonal environment. We once again exhibited attractive price-cost performance in the second quarter, as we have done in each of the past four quarters. Importantly, the winter is now behind us and existing market sales accelerated the last several weeks of March, and that momentum has continued into April. Through key initiatives, including digital, private label, and complementary products, coupled with new branch openings, we are continuing to expand our competitive advantage in the marketplace. We remain firmly committed to reaching our long-term sales and margin objectives.”

Second Quarter

Net sales increased 0.2% to $1.43 billion in 2019, a level similar to 2018. Residential roofing product sales increased 2.9%, non-residential roofing product sales decreased 5.7% and complementary product sales increased 1.1% over the prior year. Existing markets net sales decreased 0.4% compared to the prior year period, primarily due to weather related events; however, sales by business day increased by 1.2% compared to the prior year period. The second quarter of fiscal years 2019 and 2018 had 63 and 64 business days, respectively.

Net income (loss) attributable to common shareholders was $(74.1) million, compared to $(72.7) million in 2018. Net income (loss) per share (“EPS”) was $(1.08), compared to $(1.07) in 2018. Second quarter results were positively impacted by strong sales in geographies less impacted by the unfavorable weather and lower operating expense. Second quarter results were negatively impacted by lower gross margins.

Adjusted Net Income (Loss) was $(30.9) million, compared to $(23.5) million in 2018. Adjusted EPS was $(0.45), compared to $(0.35) in 2018. Adjusted EBITDA was $27.4 million, compared to $31.7 million in 2018. (Please see the included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures as well as further detail on the components driving the net changes over the comparative periods).

Six Months

Net sales increased 23.7% to $3.15 billion, up from $2.55 billion in the comparative 2018 period. Residential roofing product sales increased 13.5%, non-residential roofing product sales increased 10.7% and complementary product sales increased 52.0% over the prior year. Existing markets net sales increased 0.8% compared to the prior year period, primarily due to price gains across all product lines. The first six months of fiscal years 2019 and 2018 each had 125 business days.

Net income (loss) attributable to common shareholders was $(81.0) million, compared to $(5.1) million in 2018. Net income (loss) per share (“EPS”) was $(1.18), compared to $(0.07) in 2018. The six-month results were positively impacted by price gains across all product lines and improved gross margin performance. The six-month results were negatively impacted by higher operating expenses and increase in interest expense and preferred dividend payments that were both related to the acquisition of Allied. In addition, 2018 results include a $48.0 million non-recurring net tax benefit resulting from the enactment of the Tax Cuts and Jobs Act of 2017.

Adjusted Net Income (Loss) was $9.6 million, compared to $23.2 million in 2018. Adjusted EPS was $0.14, compared to $0.34 in 2018. Adjusted EBITDA was $149.1 million, compared to $117.6 million in 2018. (Please see the included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures as well as further detail on the components driving the net changes over the comparative periods).

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Second Quarter 2019 Earnings Conference Call
When	Tuesday, May 7, 2019
Time:	5:00 p.m. ET
Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)
Live Call:	720-634-9063; Conf. ID #6843668

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3939
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(Unaudited; In thousands, except share and per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2019	% of Net Sales	2018	% of Net Sales	2019	% of Net Sales	2018	% of Net Sales
Net sales	$1,429,037	100.0%	$1,425,625	100.0%	$3,150,713	100.0%	$2,547,604	100.0%
Cost of products sold	1,094,049	76.6%	1,087,248	76.3%	2,380,156	75.5%	1,939,474	76.1%
Gross profit	334,988	23.4%	338,377	23.7%	770,557	24.5%	608,130	23.9%
Operating expense[1]:
Selling, general and administrative	320,408	22.4%	341,587	24.0%	648,101	20.6%	535,340	21.0%
Depreciation	17,447	1.2%	17,120	1.2%	35,048	1.1%	25,829	1.0%
Amortization	51,763	3.6%	37,068	2.6%	103,784	3.3%	55,263	2.2%
Total operating expense	389,618	27.2%	395,775	27.8%	786,933	25.0%	616,432	24.2%
Income (loss) from operations	(54,630)	(3.8%)	(57,398)	(4.1%)	(16,376)	(0.5%)	(8,302)	(0.3%)
Interest expense, financing costs, and other[2]	40,452	2.8%	39,570	2.8%	78,813	2.5%	62,138	2.4%
Income (loss) before provision for income taxes	(95,082)	(6.6%)	(96,968)	(6.9%)	(95,189)	(3.0%)	(70,440)	(2.7%)
Provision for (benefit from) income taxes	(26,996)	(1.8%)	(30,313)	(2.2%)	(26,210)	(0.8%)	(71,381)	(2.7%)
Net income (loss)	(68,086)	(4.8%)	(66,655)	(4.7%)	(68,979)	(2.2%)	941	0.0%
Dividends on preferred shares[3]	6,000	0.4%	6,000	0.4%	12,000	0.4%	6,000	0.2%
Net income (loss) attributable to common shareholders	$(74,086)	(5.2%)	$(72,655)	(5.1%)	$(80,979)	(2.6%)	$(5,059)	(0.2%)

Weighted-average common stock outstanding:
Basic	68,451,920		68,019,300		68,348,850		67,922,276
Diluted	68,451,920		68,019,300		68,348,850		67,922,276

Net income (loss) per share[4]:
Basic	$(1.08)		$(1.07)		$(1.18)		$(0.07)
Diluted	$(1.08)		$(1.07)		$(1.18)		$(0.07)

______________________________________________

[1]

Operating expense for the three months ended March 31, 2019 and 2018 includes non-recurring acquisition costs of $6.7 million ($4.7 million, net of taxes) and $28.3 million ($20.0 million, net of taxes), respectively. Operating expense for the six months ended March 31, 2019 and 2018 includes non-recurring acquisition costs of $15.6 million ($11.4 million, net of taxes) and $33.9 million ($23.9 million, net of taxes), respectively.

[2]

Interest expense, financing costs, and other for the three months ended March 31, 2019 and 2018 includes non-recurring acquisition costs of $3.0 million ($2.2 million, net of taxes) and $6.3 million ($4.5 million, net of taxes), respectively. Interest expense, financing costs, and other for the six months ended March 31, 2019 and 2018 includes non-recurring acquisition costs of $6.1 million ($4.4 million, net of taxes) and $18.6 million ($13.2 million, net of taxes), respectively.

[3]

Amounts for the three months ended March 31, 2019 and the three and six months ended March 31, 2018 are composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $1.0 million of Preferred Stock dividends that had been declared and paid as of period end. Six months ended March 31, 2019 amount is composed of $5.0 million in undeclared cumulative Preferred Stock dividends, as well as an additional $7.0 million of Preferred Stock dividends that had been declared and paid as of period end.

[4]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period. The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Net income (loss)	$(68,086)	$(66,655)	$(68,979)	$941
Dividends on preferred shares	6,000	6,000	12,000	6,000
Net income (loss) attributable to common shareholders	$(74,086)	$(72,655)	$(80,979)	$(5,059)
Undistributed income allocated to participating securities	-	-	-	-
Net income (loss) attributable to common shareholders - basic and diluted	$(74,086)	$(72,655)	$(80,979)	$(5,059)

Weighted-average common shares outstanding - basic	68,451,920	68,019,300	68,348,850	67,922,276
Effect of common share equivalents	-	-	-	-
Weighted-average common shares outstanding - diluted	68,451,920	68,019,300	68,348,850	67,922,276

Net income (loss) per share - basic	$(1.08)	$(1.07)	$(1.18)	$(0.07)
Net income (loss) per share - diluted	$(1.08)	$(1.07)	$(1.18)	$(0.07)

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(Unaudited; In thousands)

	March 31,	September 30,	March 31,
	2019	2018	2018
Assets
Current assets:
Cash and cash equivalents	$645	$129,927	$16,000
Accounts receivable, net	869,760	1,090,533	832,823
Inventories, net	1,031,183	936,047	1,005,577
Prepaid expenses and other current assets	332,100	244,360	240,315
Total current assets	2,233,688	2,400,867	2,094,715
Property and equipment, net	271,022	280,407	294,222
Goodwill	2,490,326	2,491,779	2,381,620
Intangibles, net	1,229,949	1,334,366	1,410,302
Other assets, net	1,243	1,243	1,511
Total assets	$6,226,228	$6,508,662	$6,182,370

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$510,434	$880,872	$593,559
Accrued expenses	453,889	611,539	348,050
Current portions of long-term debt/obligations	19,988	19,661	19,597
Total current liabilities	984,311	1,512,072	961,206
Borrowings under revolving lines of credit, net	416,614	92,442	424,528
Long-term debt, net	2,494,673	2,494,725	2,493,889
Deferred income taxes, net	110,064	106,994	91,101
Long-term obligations under equipment financing and other, net	8,527	13,639	18,313
Other long-term liabilities	5,702	5,290	10,617
Total liabilities	4,019,891	4,225,162	3,999,654

Convertible preferred stock	399,195	399,195	399,195

Stockholders' equity:
Common stock	684	681	680
Undesignated preferred stock	-	-	-
Additional paid-in capital	1,073,243	1,067,040	1,056,248
Retained earnings	752,855	833,834	743,127
Accumulated other comprehensive income (loss)	(19,640)	(17,250)	(16,534)
Total stockholders' equity	1,807,142	1,884,305	1,783,521
Total liabilities and stockholders' equity	$6,226,228	$6,508,662	$6,182,370

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(Unaudited; In thousands)

	Six Months Ended March 31,
	2019	2018
Operating Activities
Net income (loss)	$(68,979)	$941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138,832	81,092
Stock-based compensation	8,264	7,835
Certain interest expense and other financing costs	6,051	3,987
Beneficial lease amortization	1,145	-
Loss on debt extinguishment	-	1,725
Gain on sale of fixed assets	(1,172)	(319)
Deferred income taxes	3,086	(47,260)
Changes in operating assets and liabilities, net of the effects of businesses acquired in the period:
Accounts receivable	219,740	186,170
Inventories	(96,052)	(131,789)
Prepaid expenses and other assets	(85,320)	67,425
Accounts payable and accrued expenses	(368,154)	(130,695)
Other liabilities	415	854
Net cash provided by (used in) operating activities	(242,144)	39,966

Investing Activities
Purchases of property and equipment	(26,320)	(24,833)
Acquisition of businesses, net	(163,973)	(2,726,561)
Proceeds from the sale of assets	1,428	413
Net cash provided by (used in) investing activities	(188,865)	(2,750,981)

Financing Activities
Borrowings under revolving lines of credit	1,880,684	1,530,667
Repayments under revolving lines of credit	(1,557,615)	(1,097,463)
Borrowings under term loan	-	970,000
Repayments under term loan	(4,850)	(441,000)
Borrowings under senior notes	-	1,300,000
Payment of debt issuance costs	-	(67,723)
Repayments under equipment financing facilities and other	(2,642)	(5,643)
Proceeds from issuance of convertible preferred stock	-	400,000
Payment of stock issuance costs	-	(1,279)
Payment of dividends on preferred stock	(12,000)	(978)
Proceeds from issuance of common stock related to equity awards	1,559	5,317
Taxes paid related to net share settlement of equity awards	(3,617)	(3,933)
Net cash provided by (used in) financing activities	301,519	2,587,965

Effect of exchange rate changes on cash and cash equivalents	208	800

Net increase (decrease) in cash and cash equivalents	(129,282)	(122,250)
Cash and cash equivalents, beginning of period	129,927	138,250
Cash and cash equivalents, end of period	$645	$16,000

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Unaudited; In thousands)

Consolidated Sales by Product Line
	Three Months Ended March 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$598,917	42.0%	$581,834	40.8%	$17,083	2.9%
Non-residential roofing products	313,626	21.9%	332,690	23.3%	(19,064)	(5.7%)
Complementary building products	516,494	36.1%	511,101	35.9%	5,393	1.1%
	$1,429,037	100.0%	$1,425,625	100.0%	$3,412	0.2%

Existing Market[1] Sales by Product Line
	Three Months Ended March 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$598,795	42.2%	$581,834	40.9%	$16,961	2.9%
Non-residential roofing products	313,591	22.1%	332,651	23.3%	(19,060)	(5.7%)
Complementary building products	506,602	35.7%	510,622	35.8%	(4,020)	(0.8%)
	$1,418,988	100.0%	$1,425,107	100.0%	$(6,119)	(0.4%)

Existing Market[1] Sales By Business Day[2]
	Three Months Ended March 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$9,505	42.2%	$9,091	40.9%	$414	4.6%
Non-residential roofing products	4,978	22.1%	5,198	23.3%	(220)	(4.2%)
Complementary building products	8,041	35.7%	7,978	35.8%	63	0.8%
	$22,524	100.0%	$22,267	100.0%	$257	1.2%

__________________________________________________

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the second quarter of fiscal year 2019.
[2]	There were 63 and 64 business days in the quarters ended March 31, 2019 and 2018, respectively.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Unaudited; In thousands)

Consolidated Sales by Product Line
	Six Months Ended March 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,323,780	42.0%	$1,166,361	45.8%	$157,419	13.5%
Non-residential roofing products	729,939	23.2%	659,431	25.9%	70,508	10.7%
Complementary building products	1,096,994	34.8%	721,812	28.3%	375,182	52.0%
	$3,150,713	100.0%	$2,547,604	100.0%	$603,109	23.7%

Existing Market[1] Sales by Product Line
	Six Months Ended March 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$971,124	52.7%	$945,947	51.8%	$25,177	2.7%
Non-residential roofing products	524,728	28.5%	531,956	29.1%	(7,228)	(1.4%)
Complementary building products	345,553	18.8%	348,509	19.1%	(2,956)	(0.8%)
	$1,841,405	100.0%	$1,826,412	100.0%	$14,993	0.8%

Existing Market[1] Sales By Business Day[2]
	Six Months Ended March 31,
	2019		2018		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$7,769	52.7%	$7,568	51.8%	$201	2.7%
Non-residential roofing products	4,198	28.5%	4,256	29.1%	(58)	(1.4%)
Complementary building products	2,764	18.8%	2,788	19.1%	(24)	(0.8%)
	$14,731	100.0%	$14,612	100.0%	$119	0.8%

__________________________________________________

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2019.
[2]	There were 125 business days in each of the six month periods ended March 31, 2019 and 2018.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(Unaudited; In thousands, except per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2019		2018		2019		2018
	Amount	Per Share[2]	Amount	Per Share[2]	Amount	Per Share[3]	Amount	Per Share[3]
Net income (loss)	$(68,086)	$(0.99)	$(66,655)	$(0.98)	$(68,979)	$(1.01)	$941	$0.01
Dividends on preferred shares	6,000	0.09	6,000	0.09	12,000	0.18	6,000	0.08
Net income (loss) attributable to common shareholders	$(74,086)	$(1.08)	$(72,655)	$(1.07)	$(80,979)	$(1.18)	$(5,059)	$(0.07)
Adjustments:
Acquisition costs[4]	43,664	0.64	50,604	0.74	91,057	1.33	76,237	1.12
Effects of tax reform[5]	(462)	(0.01)	(1,491)	(0.02)	(462)	(0.01)	(47,983)	(0.71)
Adjusted Net Income (Loss)	$(30,884)	$(0.45)	$(23,542)	$(0.35)	$9,616	$0.14	$23,195	$0.34

____________________________________________

[1]

Adjusted Net Income (Loss) is defined as net income that excludes non-recurring acquisition costs, the amortization of intangibles, business restructuring costs, and the non-recurring effects of tax reform. Adjusted net income (loss) per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period.

[2]

The weighted-average share count utilized in the calculation of Adjusted EPS for the three months ended March 31, 2019 is 68,451,920. The weighted-average share count utilized in the calculation of Adjusted EPS for the three months ended March 31, 2018 is 68,019,300.

[3]

The weighted-average share count utilized in the calculation of Adjusted EPS for the six months ended March 31, 2019 is 68,348,850. The weighted-average share count utilized in the calculation of Adjusted EPS for the six months ended March 31, 2018 is 67,922,276.

[4]

Three months ended March 31, 2019 amount is composed of $9.7 million of non-recurring acquisition costs ($6.9 million, net of tax) and $51.8 million of amortization expense related to intangibles ($36.8 million, net of tax). Three months ended March 31, 2018 amount is composed of $34.6 million of non-recurring acquisition costs ($24.4 million, net of tax) and $37.1 million of amortization expense related to intangibles ($26.2 million, net of tax). Six months ended March 31, 2019 amount is composed of $21.7 million of non-recurring acquisition costs ($15.7 million, net of tax) and $103.8 million of amortization expense related to intangibles ($75.3 million, net of tax). Six months ended March 31, 2018 amount is composed of $52.5 million of non-recurring acquisition costs ($37.1 million, net of tax) and $55.3 million of amortization expense related to intangibles ($39.1 million, net of tax).

[5]	Impact of the Tax Cuts and Jobs Act of 2017.

We use Adjusted Net Income (Loss) and Adjusted EPS to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources.

We believe that Adjusted Net Income (Loss) and Adjusted EPS are useful measures because they permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful to investors when evaluating our business, they are not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP. In addition, Adjusted Net Income (Loss) and Adjusted EPS may have material limitations and may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(Unaudited; In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Net income (loss)	$(68,086)	$(66,655)	$(68,979)	$941
Acquisition costs[2]	6,687	28,301	15,605	33,870
Interest expense, net	41,815	41,763	81,631	65,279
Income taxes	(26,996)	(30,313)	(26,210)	(71,381)
Depreciation and amortization	69,210	54,188	138,832	81,092
Stock-based compensation	4,807	4,376	8,264	7,835
Adjusted EBITDA	$27,437	$31,660	$149,143	$117,636

Adjusted EBITDA as a % of net sales	1.9%	2.2%	4.7%	4.6%

__________________________________________________

[1]

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, non-recurring acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance.

[2]	Represents non-recurring acquisition costs (excluding the impact of tax) that are included in operating expense and not embedded in other balances of the table.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources.

We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments.

While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA may have material limitations and may differ from similarly titled measures presented by other companies.